                            SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Filed by Registrant        [x]
         Filed by a Party other than Registrant      [ ]

Check the appropriate box:

         [x]      Preliminary Proxy Statement
         [ ]      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)-(2))
         [ ]      Definitive Proxy Statement
         [ ]      Definitive Additional Materials
         [ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
                  Section 240.14a-12


                             METAMOR WORLDWIDE, INC.
                (Name of Registrant as Specified in its Charter)



                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

         [x]      No fee required.
         [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                  and 0-11.

                  1) Title of each class of securities to which transaction applies:
                  2) Aggregate number of securities to which transaction applies:
                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  4)       Proposed maximum aggregate value of transaction:
                  5)       Total fee paid:

         [ ]      Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1)       Amount Previously Paid:
                           2)       Form, Schedule or Registration Statement
                                    No.:
                           3)       Filing Party:
                           4)       Dated Filed:

[METAMOR WORLDWIDE LOGO]

                                                               Michael T. Willis
                                                         Chief Executive Officer



PRELIMINARY PROXY STATEMENT

                                April _____, 1999






Dear Fellow Stockholder:


         You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Metamor Worldwide, Inc. to be held at 9:00 a.m. on Thursday, May 20, 1999, at the St. Regis - Houston Hotel, 1919 Briar Oaks Lane, Houston, Texas. Your Board of Directors and Executive Officers look forward to personally greeting those stockholders able to attend.

         The matters to be acted on at the meeting are set forth in the accompanying Notice of Annual Meeting and Proxy Statement. It is important that your shares be represented at the meeting. Please sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

                                             Very Truly Yours,




                                             Michael T. Willis
                                             Chairman of the Board
                                             and Chief Executive Officer














Metamor Worldwide, Inc.
4400 Post Oak Parkway, Suite 1100
Houston, Texas  77027-3413
Telephone  713-548-3400

                            [METAMOR WORLDWIDE LOGO]

PRELIMINARY PROXY STATEMENT



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of Metamor Worldwide, Inc. (the "Company") will be held at the St. Regis - Houston Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Thursday, May 20, 1999, for the following purposes:

         1. To elect three Class I directors of the Company to terms of office expiring at the 2002 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

         2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available for issuance under the Plan from 450,000 shares to 3,450,000 shares of common stock;

         3. To approve an amendment to the Company's Long-Term Incentive Plan to increase the number of shares available for issuance under the Plan from 5,000,000 shares to 8,000,000 shares of common stock;

         4. To ratify the Board of Directors' appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999; and

         5. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

         Holders of record of the Company's common stock at the close of business on March 19, 1999 will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The voting stock of the Company should be represented as fully as possible at the Annual Meeting. Therefore, it would be appreciated if you would sign, date and return the enclosed proxy at your earliest convenience. You may, of course, change or withdraw your proxy at any time prior to the voting at the meeting. However, signing and returning the proxy will assure your representation at the Annual Meeting.

                                        By Order of the Board of Directors,


                                        PETER T. DAMERIS
Houston, Texas                          Secretary
April ____, 1999


                             YOUR VOTE IS IMPORTANT

          TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING
           AND SAVE THE EXPENSE OF A SECOND MAILING, PLEASE SIGN, DATE
                  AND MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED
                ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN
                               THE UNITED STATES.

                         [METAMOR WORLDWIDE LETTERHEAD]



PRELIMINARY PROXY STATEMENT


                                 PROXY STATEMENT


                       1999 ANNUAL MEETING OF STOCKHOLDERS

                              -------------------

         The enclosed form of proxy is solicited by the Board of Directors of Metamor Worldwide, Inc. (the "Company" or "Metamor") to be used at the 1999 Annual Meeting of Stockholders (the "Meeting") to be held at the St. Regis - Houston Hotel, 1919 Briar Oaks Lane, Houston, Texas at 9:00 a.m. on Thursday, May 20, 1999. This Proxy Statement and the related proxy are to be first sent or given to the stockholders of the Company on or about April ____ 1999. Each properly executed proxy received at or before the Meeting on May 20, 1999 will be voted at the Meeting as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the election of all the nominees as Class I directors, FOR the amendment to the Employee Stock Purchase Plan, FOR the amendment to the Long-Term Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors. The shares held by each stockholder who signs and returns the enclosed proxy will be counted for purposes of determining the presence of a quorum at the Meeting unless such proxy is timely revoked. A majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as election inspector for the Meeting. Any stockholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Secretary of the Company before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the Meeting in accordance with the instructions specified thereon. Stockholders attending the Meeting may revoke their proxies and vote in person.

         The Board of Directors has established March 19, 1999, as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Meeting. Only holders of record of the Company's common stock, $.01 par value per share ("Common Stock"), at the close of business on the Record Date will be entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote per share on each matter submitted to a vote of the stockholders at the Meeting. On the Record Date, 32,841,625 shares of Common Stock were issued and outstanding. None of the Class B Non-Voting Common Stock, the only other class of capital stock of the Company, was issued and outstanding.

         The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Form 10-K") is being mailed herewith to all stockholders entitled to vote at the Meeting. The Form 10-K does not constitute a part of the proxy soliciting material. See "Availability of Annual Report to Stockholders."

                                     ITEM 1

                              ELECTION OF DIRECTORS

     The Company's First Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), provides for a Board of Directors to serve in three classes having staggered terms of three years each. At present, there are ten directors: three directors whose terms of office expire at the 1999 Annual Meeting; four directors whose terms of office expire at the 2000 Annual Meeting; and three directors whose terms of office expire at the 2001 Annual Meeting. George Fink was elected to fill a vacancy on the board of directors in December 1998 for a one-year term. Mr. Fink is presently serving as a Class III director, although he has agreed that his term will expire on December 10, 1999. Information regarding each of the incumbent directors is set forth below. At the 1999 Annual Meeting, the stockholders will be asked to elect three Class I directors. The three nominees for Class I director, each of whom is currently serving in that capacity, and whose new terms would expire at the 2002 Annual Meeting of Stockholders, are: Kenneth R. Johnsen, Michael T. Reddy and Michael T. Willis.

     Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a director. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Amended and Restated Bylaws ("Bylaws"), abstentions and "broker non-votes" would not have the same legal effect as a vote against a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Stockholders may not cumulate their votes in the election of directors. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted "FOR" the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors. The Board of Directors recommends a vote "FOR" each of the following nominees.

DIRECTOR NOMINEES

     KENNETH R. JOHNSEN, age 45, has served as a director since December 1998 and the President and Chief Operating Officer of Metamor since October 1998. From May 1997 until October 1998, he was an Executive Vice President of Metamor and President of Metamor Solutions. Prior to joining Metamor, Mr. Johnsen was employed with IBM Corporation since 1975 in various managerial capacities, including Vice President of Worldwide Commercial Operations for IBM PC Company from January 1997 to May 1997, Vice President, Business Services and Business Development for ISSC, IBM's outsourcing subsidiary, from January 1994 to December 1996, and General Manager of IBM China/Hong Kong from September 1991 to December 1993. Mr. Johnsen is also a Director of Citadel Computer Systems Incorporated.

     MICHAEL T. REDDY, age 56, has served as a director of Metamor since December 1997. Mr. Reddy currently is Chairman and Chief Executive Officer of EDS' Global Financial Markets Group. Mr. Reddy joined EDS in May of 1995 when EDS acquired FCI Incorporated where Mr. Reddy served as Chairman and Chief Executive Officer since July 1993. From December 1989 through July 1993, Mr. Reddy served as Chairman and Chief Executive Officer of Technology Support Services Incorporated. Prior thereto, Mr. Reddy was a Senior Vice President of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     MICHAEL T. WILLIS, age 54, served as Chairman of the Board, Chief Executive Officer and President of Metamor since its formation in July 1993. In October 1998, he resigned as President and continues as Chairman of the Board and Chief Executive Officer. Mr. Willis is also a director of Southwest Bancorporation of Texas, Inc. and its subsidiary, Southwest Bank of Texas, N.A., as well as Province Healthcare Company and Quanta Services, Inc.

DIRECTORS

     NUALA BECK, age 47, has served as a director of Metamor since April 1996. Ms. Beck, an international economist, has served as the Chief Executive Officer of Nuala Beck & Associates, Inc., a management consulting firm, since its formation in 1984. Ms. Beck also serves as a director of Ontario Hydro.

     CHARLES H. COTROS, age 61, has served as a director of Metamor since November 1995. Mr. Cotros is presently President and Chief Operating Officer of Sysco Corporation ("SYSCO"). He has held various other senior level positions with SYSCO during the past 25 years. Mr. Cotros has also served as a director of SYSCO since 1986. Mr. Cotros has served on the Board of Trustees of Christian Brothers University since 1992 and the Board of Governors of Food Distributors International since 1998.

     DONALD J. EDWARDS, age 33, has served as a director of Metamor since August 1995. In addition, Mr. Edwards served as a Vice President of Metamor from May 1995 to August 1995. Mr. Edwards joined Golder, Thoma, Cressey, Rauner, Inc. in August 1995 and became a Principal in April 1996. Prior to that time, Mr. Edwards served as an associate with Lazard Freres & Co.

     GEORGE W. FINK, age 51, has served as a director since December 1998 and Vice Chairman since October 1998. Prior thereto he was an Executive Vice President of Metamor and President of COMSYS Information Technology Services since September 1995. Prior to joining Metamor, Mr. Fink was self-employed, managing a variety of personal investments. From June 1986 until July 1993 and from August 1993 until March 1994, Mr. Fink served as President and Chief Executive Officer of Remco America, Inc. and Rent-A-Center, respectively. Prior to joining Remco, Mr. Fink was a partner with Ernst & Young LLP and a director of the Houston Office Entrepreneurial Services Group.

     JOSEPH M. GRANT, age 60, has served as a director of Metamor since August 1998. Mr. Grant has served as Chairman and Chief Executive Officer of Texas Capital Bancshares, Inc. since 1998. Prior thereto he served as Chief Financial Officer of EDS since 1990. Mr. Grant is also a director of the World Presidents' Organization, Wingate Partners and Reliant Energy Incorporated.

     CHARLES R. SCHNEIDER, age 58, has served as a director of Metamor since October 1994. Mr. Schneider founded Outsource Partners, Inc. and has served as its President and Chief Executive Officer and a director since November 1993. From October 1986 to November 1993, Mr. Schneider served as President of Baker Industries, Inc. ("Baker") and as a Vice President of Borg-Warner Security Corp., the parent of Baker, from August 1987 to September 1993.

     JOHN T. TURNER, age 55, has served as a director of Metamor since October 1994. Mr. Turner is Senior Vice President-Corporate Development of Group 1 Automotive, Inc. During 1996, he served as European Managing Director-Corporate Development for Services Corporation International. From 1993 to 1996, he was self-employed, managing a variety of personal investments. From November 1990 to March 1993, Mr. Turner served as a Senior Vice President-Operations and director of The Loewen Group, Inc. Mr. Turner was also a founder of Paragon Family Services, Inc. and served as its President from November 1986 to November 1990.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     BOARD MEETINGS. The board of directors held six meetings during the year ended December 31, 1998, and took various corporate actions during 1998 by means of unanimous written consent. During the year, each director attended more than 75% of the total number of meetings of the board of directors and the committees on which each such director served. The Company has the following committees of the board of directors:

     THE AUDIT COMMITTEE. The audit committee, which is comprised of Messrs. Turner (Chairman), Grant and Reddy, examines and considers matters relating to the financial affairs of the Company, including reviewing the Company's annual financial statements, the scope of the independent annual audit and the independent auditor's letter to management concerning the effectiveness of the Company's internal financial and accounting controls. The audit committee held two meetings during the year.

     THE COMPENSATION COMMITTEE. The compensation committee, which is comprised of Messrs. Schneider (Chairman), Cotros and Edwards, considers and makes recommendations to the Company's board of directors with respect to programs for human resource development and management organization and succession, approves changes in senior executive compensation and makes recommendations to the Company's board of directors with respect to compensation matters and policies. The compensation committee also administers the Company's benefit plans. The compensation committee held three meetings during the year.

COMPENSATION OF DIRECTORS

     All directors of the Company are entitled to reimbursement for certain expenses in connection with their travel to and attendance at meetings of the board of directors or committees thereof. Directors who are not officers of the Company receive a $3,500 fee for each meeting of the board of directors attended by such director. In addition, each director who is not an officer of the Company, other than Messrs. Edwards and Reddy, received a grant of options to purchase 1,000 shares of common stock (at an exercise price equal to the fair market value of the common stock on the date the option was granted) under the Long-Term Incentive Plan upon appointment to the board of directors and will receive an additional grant of options to purchase 1,000 shares of common stock for each year he or she serves as a director. Such options vest one-third per year over a three-year period. Other than reimbursement of their expenses, directors who are employees or officers of the Company will not receive any compensation for services as a director.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

                                     ITEM 2

                                AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors adopted the Metamor Worldwide, Inc. Employee Stock Purchase Plan (the "Purchase Plan"), on March 19, 1998, and the stockholders approved the Purchase Plan at the annual meeting of stockholders held on May 19, 1998. The purpose of the Purchase Plan is to provide an incentive to employees of the Company and certain of its subsidiaries to acquire or increase an ownership interest in the Company through the purchase of shares of common stock.

     The shares of common stock purchased under the Purchase Plan increased over 80% in 1998 as compared to 1997. Employee participation has increased substantially due to the growth of the Company and a change in the plan's design to offer immediate employee eligibility. Based on expected increases in the Company's employee headcount and expansion of participation to employees located outside of the United States, the Company estimates that an additional three million shares may be purchased during the next three years. The Company continues to view the Purchase Plan as a primary vehicle to expand equity ownership among its employees.

     The board of directors has recommended to the stockholders of the Company the adoption of an amendment to the Purchase Plan to increase the number of shares available for issuance under the plan by 3,000,000 shares from 450,000 to 3,450,000 shares of the Company's common stock. Adoption of the amendment to the Purchase Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the Meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The board of directors recommends voting "FOR" adoption by the stockholders of the amendment to the Purchase Plan.

SUMMARY OF PURCHASE PLAN

     The following general description of the Purchase Plan does not cover all matters addressed in the Purchase Plan. We urge you to read the Purchase Plan.

     SHARES AVAILABLE UNDER THE PURCHASE PLAN; ADJUSTMENTS. Subject to adjustment as provided in the Purchase Plan, the number of shares of common stock that may be purchased by participating employees under the Purchase Plan will not in the aggregate exceed 3,450,000 shares, which may be originally issued or reacquired shares, including shares bought on the market or otherwise for purposes of the Purchase Plan. As of December 31, 1998, 299,117 shares of common stock had been issued under the Purchase Plan. Such number of shares is subject to adjustment in the event of a change in the common stock by reason of a stock dividend or by reason of a subdivision, stock split, reverse stock split, recapitalization, reorganization, combination, reclassification of shares or other similar change. Upon any such event, the maximum number of shares that may be subject to any option, and the number and purchase price of shares subject to options outstanding under the Purchase Plan, will also be adjusted accordingly.

     ELIGIBILITY. Options under the Purchase Plan were granted on July 1, 1998, and, thereafter through June 30, 2008, on the first day of each successive October, January, April and July, each such date being referred to herein as a "date of grant". Each employee of the Company or any present or future parent or subsidiary corporation of the Company that has been designated as a "Participating Company" as of a date of grant is eligible to participate in the Purchase Plan as of such date of grant. However, an eligible employee may not participate if such employee would own (directly or indirectly) 5% or more of the total combined voting power of all classes of stock of the Company or a subsidiary, taking into account options to purchase stock and stock that may be purchased under the Purchase Plan. At December 31, 1998, 2,265 employees participated in the Purchase Plan.

     PARTICIPATION. An eligible employee may elect to participate in the Purchase Plan for any calendar quarter during the period from July 1, 1998 to June 30, 2008, by designating a percentage of such employee's eligible compensation to be deducted for each pay period and paid into the Purchase Plan for such employee's account. The designated percentage may not be less than 2% nor more than 5%. An eligible employee may participate in the Purchase Plan only by means of payroll deduction. No employee will be granted an option under the Purchase Plan that permits such employee's rights to purchase common stock to accrue at a rate that exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for the calendar year in which such option is outstanding. Unless an employee's payroll deductions are withdrawn (as described below), the aggregate payroll deductions credited to the employee's account will be used to purchase shares of common stock at the end of the three-month period beginning on a date of grant (the "option period"). However, the maximum number of shares of common stock that may be purchased by a participant under any quarterly option may not exceed 5,000 (subject to adjustment in the event of a change in the common stock). The per share purchase price of the common stock will be 85% of the lesser of the fair market value of the common stock on the date of grant or on the last day of the option period (the "date of exercise"). For all purposes under the Purchase Plan, the fair market value of a share of common stock on a particular date shall be equal to the closing price of such stock on the Nasdaq National Market on that date (or, if no shares of common stock have been traded on that date, on the next regular business date on which shares of the common stock are so traded). Payroll deductions will be included in the general funds of the Company, free of any trust or other arrangement and may be used for any corporate purpose. No interest will be paid or credited to any participant.

     CHANGES IN AND WITHDRAWAL OF PAYROLL DEDUCTIONS. A participant may not change the rate of his or her payroll deductions during an option period. However, a participant may withdraw in whole from the Purchase Plan, but not in part, at any time prior to the date of exercise relating to a particular option period by timely delivering to the Company a notice of withdrawal in the manner specified by the Company. The Company promptly will refund to the participant the amount of the participant's payroll deductions under the Purchase Plan that have not been otherwise returned or used upon exercise of options, and thereafter the participant's payroll deduction authorization and interest in unexercised options under the Purchase Plan will terminate.

     DELIVERY OF SHARES; RESTRICTIONS ON TRANSFER. As soon as practicable after each date of exercise, the Company will deliver to a custodian (currently, Smith Barney Inc.) one or more certificates representing (or shall otherwise cause to be credited to the account of such custodian) the total number of whole shares of common stock respecting options exercised on such date of exercise in the aggregate (for both whole and fractional shares) of all of the participating employees under the Purchase Plan. Any remaining amount representing a fractional share will not be certificated (or otherwise so credited) and such remaining amount will be paid in cash to the custodian. Such custodian will keep accurate records of the beneficial interests of each participant in such shares by means of participant accounts under the Purchase Plan, and will provide each participant with quarterly or such other periodic statements with respect thereto as the administrative committee under the Purchase Plan may specify. The administrative committee under the Purchase Plan may from time to time specify with respect to a particular grant of options a period of time (the "restriction period") during which participants may not generally transfer or otherwise dispose of the shares. During this restriction period, the custodian will retain custody of the shares.

     TERMINATION OF EMPLOYMENT; LEAVES OF ABSENCE. Except as described below, if the employment of a participant terminates for any reason, then the participant's participation in the Purchase Plan ceases and the Company will refund the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned or used upon exercise of options. If the employment of a participant terminates after such participant has attained age 65 or due to death or disability, the participant, or the participant's personal representative, as applicable, may elect either to (1) withdraw all of the accumulated unused payroll deductions credited to the participant's account or (2) exercise the participant's option for the purchase of common stock at the end of the option period. If no such election is timely received by the Company, the participant or personal representative will automatically be deemed to have elected the second alternative.

     During a paid leave of absence approved by the Company and meeting Internal Revenue Service regulations, a participant's elected payroll deductions will continue. A participant may not contribute to the Purchase Plan during an unpaid leave of absence. If a participant takes an unpaid leave of absence that is approved by the Company and meets Internal Revenue Service regulations, then such participant's payroll deductions for such option period that were made prior to such leave may remain in the Purchase Plan and be used to purchase common stock on the date of exercise relating to such option period. If a participant takes a leave of absence not described above, then the participant will be considered to have withdrawn from the Purchase Plan.

     RESTRICTION UPON ASSIGNMENT OF OPTION. An option granted under the Purchase Plan may not be transferred other than by will or the laws of descent and distribution. Subject to certain limited exceptions, each option is exercisable, during the employee's lifetime, only by the employee to whom granted.

     ADMINISTRATION, AMENDMENTS AND TERMINATION. The Purchase Plan is to be administered by a committee appointed from time to time by the board of directors and comprised so as to permit the Purchase Plan to comply with Rule 16b-3 under the Securities Exchange Act of 1934. In connection with its administration of the Purchase Plan, the committee is authorized to interpret the Purchase Plan.

     The Purchase Plan may be amended from time to time by the board of directors. However, no change in any option theretofore granted may be made that would impair the rights of a participant without the consent of such participant. The board of directors may in its discretion terminate the Purchase Plan at any time with respect to any common stock for which options have not theretofore been granted.

     MERGER, CONSOLIDATION OR LIQUIDATION OF COMPANY. If the Company is not the surviving corporation in any merger or consolidation (or survives only as a subsidiary of another entity), or if the Company is to be dissolved or liquidated, then:

    o the date of exercise for all options then outstanding will be accelerated to a date fixed by the administrative committee under the Purchase Plan prior to the effective date of such merger or consolidation or such dissolution or liquidation; and

    o upon such effective date, any unexercised options will expire and the Company promptly will refund to each participant the amount of such participant's payroll deductions under the Purchase Plan that have not yet been otherwise returned to him or used upon exercise of options.

     The above will be the case unless a surviving corporation assumes, or substitutes new options, within the meaning of Section 424(a) of the Code, for all options then outstanding. The benefits and amounts to be received by any participant under the Purchase Plan are not currently determinable.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     TAX CONSEQUENCES TO PARTICIPANTS. A participant's payroll deductions to purchase common stock are made on an after-tax basis. There is no tax liability to the participant when shares of common stock are purchased pursuant to the Purchase Plan. However, the participant may incur tax liability upon disposition (including by way of gift) of the shares acquired under the Purchase Plan. The participant's U.S. federal income tax liability will depend on whether the disposition is a qualifying disposition or a disqualifying disposition as described below.

     If a qualifying disposition of the shares is made by the participant (i.e., a disposition that occurs more than two years after the first day of the option period in which the shares were purchased), or in the event of death (whenever occurring) while owning the shares, the participant will recognize in the year of disposition (or, if earlier, the year of the participant's death) ordinary income in an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition (or death) over the amount paid for the shares under the option or (2) 15% of the fair market value of the shares at the date of grant (the beginning of the option period). Upon the sale of the shares, any amount realized in excess of the ordinary income recognized by the participant will be taxed to the participant as a long-term capital gain. If the shares are sold at less than the purchase price under the option, then there will be no ordinary income. Instead, the participant will have a capital loss equal to the difference between the sales price and the purchase price paid under the option.

     If a disqualifying disposition of the shares is made, the participant generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the date of exercise over the purchase price paid for the shares under the option, even if no gain is realized on the sale or if a gratuitous transfer is made. Any further gain (or loss) realized by the participant generally will be taxed as short-term, mid-term or long-term capital gain (or loss) depending on the holding period. A disqualifying distribution of shares is a disposition within two years after the first day of the option period in which the shares were purchased, other than a disposition by reason of death.

     TAX CONSEQUENCES TO METAMOR OR PARTICIPATING COMPANY. The Company, or the Participating Company for which a participant performs services, will be entitled to a deduction only if the participant makes a disqualifying disposition of any shares purchased under the Purchase Plan. In such case, the Company or such Participating Company can deduct as a compensation expense the amount that is ordinary income to the participant if (1) the amount meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code,
(2) any applicable reporting obligations are satisfied and (3) the one million dollar limitation of Section 162(m) of the Code is not exceeded.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN, AS DESCRIBED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

                                     ITEM 3

                                AMENDMENT TO THE
                            LONG-TERM INCENTIVE PLAN

     The board of directors adopted the Metamor Worldwide, Inc. Long Term Incentive Plan, (the "LTI Plan"), on March 19, 1998 and the stockholders approved the LTI Plan at the annual meeting of stockholders held on May 19, 1998. The purpose of the LTI Plan is to promote the interests of the Company, by encouraging employees of the Company, its subsidiaries and affiliated entities, qualified consultants and non-employee directors of the Company to acquire or increase their equity interest in the Company and to provide a means whereby these persons may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders.

     The LTI Plan was originally designed for the Company's temporary and information technology staffing business. The Company is rapidly expanding its business in the information technology services market segment and sold its temporary staffing business in 1998. The recruitment and retention of employees with high value added skill sets in current and emerging technologies has become a more critical component to the Company's success. The Company is now competing for resources in the high tech and information technology services industries where equity incentives are a significant component of employee compensation.

     The LTI Plan is not currently structured to allow effective competition in the information technology services industry. In addition, the Company projects that all shares authorized under the LTI Plan will be awarded by December 31, 1999. These projections are based on estimates of future acquisitions, additions of key employees in the Company's operations and its annual stock option grant cycles in 1999 and 2000.

     The board of directors has recommended to the stockholders of the Company the adoption of an amendment to the LTI Plan to increase the number of shares available for issuance under the LTI Plan by 3,000,000 from 5,000,000 shares to 8,000,000 shares of the Company's common stock. Adoption of the amendment to the LTI Plan shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved. The board of directors recommends voting "FOR" adoption by the stockholders of the amendment to the LTI Plan.

SUMMARY OF LONG-TERM INCENTIVE PLAN

     The following general description of the LTI Plan does not cover all matters addressed by the LTI Plan. We urge you to read the LTI Plan.

     The LTI Plan provides for the grant of any or all of the following types of awards:

     o stock options, including incentive stock options and non-qualified stock options;

     o stock appreciation rights ("SARs") in tandem with stock options or freestanding;

     o    restricted stock;

     o    performance share awards;

     o    stock value equivalent awards; and

     o    cash awards.

     Any stock option granted in the form of an incentive stock option must satisfy the applicable requirements of Section 422 of the Code. Awards may be made to the same person on more than one occasion and may be granted singly, in combination or in tandem as determined by the compensation committee which is currently comprised of Messrs. Schneider, Cotros and Edwards. As of December 31, 1998, the Company had non-qualified stock options to purchase an aggregate of 2,741,739 shares of common stock outstanding under the LTI Plan.

     TERM. The LTI Plan was adopted effective as of August 1995 and will terminate in August 2005 unless earlier terminated by the board of directors. Termination of the LTI Plan will not affect awards made prior to termination, but awards will not be made after termination.

     ADMINISTRATION. The LTI Plan is currently administered by the compensation committee. Subject to the terms of the LTI Plan, and to such approvals and other authority as the board of directors may reserve to itself from time to time, the compensation committee, consistent with the terms of the LTI Plan, has authority to:

     o    select employees to receive an award;

     o determine the timing, form, amount, or value and term of grants and awards;

     o determine the conditions and restrictions, if any, subject to which grants and awards are made and become payable under the LTI Plan;

     o construe the LTI Plan and prescribed rules and regulations with respect to the administration of the LTI Plan; and

     o make such other determinations authorized under the LTI Plan as the compensation committee deems necessary or appropriate.

     ELIGIBILITY. All full-time employees of the Company and its affiliates, qualified consultants of the Company and directors of the Company who are not otherwise employees of the Company or any of its affiliates ("non-employee directors"), are eligible to participate in the LTI Plan. The selection of participants from eligible employees is within the discretion of the compensation committee.

     SHARES SUBJECT TO THE LTI PLAN. There are 5,000,000 shares of common stock reserved for issuance under the LTI Plan. An additional 3,000,000 shares of common stock have been reserved for issuance subject to approval by the stockholders of the Company. These shares may be authorized and unissued shares or treasury shares. Shares are deemed to be issued under the LTI Plan only to the extent actually issued pursuant to an award. To the extent that an award lapses or the rights of an awardee terminates or the award is paid in cash, any shares subject to such award are again made available for grant. In the event of any increases or decreases in the number of issued and outstanding shares of common stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends or other events described under the terms of the LTI Plan, the compensation committee shall make appropriate adjustments to the aggregate number of shares available for issuance under the LTI Plan and the number and kinds of shares which may be distributed under the LTI Plan.

     STOCK OPTIONS. Under the LTI Plan, the compensation committee may grant awards in the form of options to purchase shares of common stock. The compensation committee with regard to each stock option determines the number of shares subject to the option, the manner and time of the option's exercise and the exercise price per share of the stock subject to the option. The exercise price of an incentive stock option may not be less than the fair market value of the common stock on the date the option is granted. The compensation committee designates each option as a non-qualified or an incentive stock option. Each option agreement may provide that the option price upon exercise can be paid by a participant in cash, shares of common stock or a combination thereof.

     In addition, under the LTI Plan, each non-employee director who serves in such capacity on the effective date of the LTI Plan shall receive, as of such date, non-qualified stock options to purchase 1,000 shares of common stock. Each non-employee director who is elected or appointed to the board of directors for the first time after the effective date of the LTI Plan shall receive, as of the date of his or her election or appointment, non-qualified stock options to purchase 1,000 shares of common stock. Each non-employee director who is in office immediately after the annual meeting of stockholders each year the LTI Plan is in effect and who is not entitled to receive an option pursuant to the preceding provisions set forth in this paragraph shall receive non-qualified stock options to purchase 1,000 shares of common stock.

     STOCK APPRECIATION RIGHTS. The LTI Plan also authorizes the compensation committee to grant SARs either independent of, or in connection with, a stock option. If granted with a stock option, exercise of the SAR will result in the surrender of the right to purchase the shares under the option as to which the SAR was exercised. Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price, as determined by the compensation committee, and the fair market value of the common stock on the date of exercise. Payment of such amount may be made in shares of common stock, cash or a combination thereof, as determined by the compensation committee. The compensation committee shall specify the effect of termination of employment on the exercisability of the SAR.

     RESTRICTED STOCK. The LTI Plan provides that shares of common stock subject to certain restrictions ("restricted stock") may be awarded to eligible employees from time to time as determined by the compensation committee. The compensation committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions and any circumstance under which the restricted stock will be forfeited. During any such period of restriction, recipients shall have most of the rights of a holder of common stock, including but not limited to the right to receive dividends and voting rights. The compensation committee shall determine the effect of the termination of employment of a recipient of restricted stock prior to the lapse of any applicable restrictions. With respect to outstanding awards of restricted stock, the compensation committee may in its discretion provide for full vesting and termination of restrictions on restricted stock.

     PERFORMANCE SHARE AWARDS. The LTI Plan permits the compensation committee to grant performance share awards to eligible employees under the LTI Plan from time to time. Performance share awards are awards that are contingent on the achievement of certain performance objectives, valued by reference to the price performance of the common stock, by reference to the financial or economic performance of the Company in comparison to a peer group of companies in the same industry or by reference to other factors, over a specified period of time.

     The length of time over which performance will be measured, the performance objectives and the criteria to be used in determining whether and to what degree such objectives have been obtained will be determined by the compensation committee. The compensation committee shall also determine the effect of termination of employment during the performance period.

     STOCK VALUE EQUIVALENT AWARDS. The LTI Plan permits the compensation committee to grant stock value equivalent awards to eligible employees from time to time. Stock value equivalent awards are rights to receive the fair market value of a specified number of shares of common stock, or the appreciation in the fair market value thereof, over a specified period of time, pursuant to a vesting schedule, all as determined by the compensation committee. The vested portion of a stock value equivalent award will be payable in cash based on the fair market value of the common stock on the payment date. The compensation committee shall determine the effect of termination of employment during the vesting period on an employee's stock value equivalent award.

     AMENDMENT. The board of directors may at any time amend, alter, suspend, discontinue or terminate the LTI Plan in any respect without approval of the stockholders of the Company. No amendment or termination of the LTI Plan shall, without the consent of the optionee or participant in the LTI Plan, alter or impair the rights of such person under any options, awards or agreements evidencing options or awards theretofore granted under the LTI Plan.

     PLAN BENEFITS. The following table sets forth certain information concerning options granted under the LTI Plan through December 31, 1998:

                                                                                            OPTIONS GRANTED
                                                                                              (SHARES OF
              GROUP                                                                          COMMON STOCK)
              -----                                                                          -------------
              Michael T. Willis..................................................                237,500
              Kenneth R Johnsen..................................................                200,000
              George W. Fink.....................................................                265,000
              Edward L. Pierce...................................................                168,750
              Peter T. Dameris...................................................                110,000
              All current executive officers as a group..........................                981,250
              All current directors who are not executive officers as a group                     18,000
              All employees who are not executive officers as a group............              3,930,924



     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE LONG TERM INCENTIVE PLAN, AS DESCRIBED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

                                     ITEM 4

                       APPOINTMENT OF INDEPENDENT AUDITORS

     Pursuant to the recommendation of the audit committee, the board of directors has appointed Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the year ending December 31, 1999. The Company is advised that no member of Ernst & Young LLP has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

     Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Under Delaware law, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved. The board of directors recommends voting "FOR" ratification by the stockholders of this appointment.

                                 STOCK OWNERSHIP

     The following table sets forth certain information with respect to beneficial ownership of the Company's equity securities as of March 19, 1999, based on 32,841,625 shares of common stock outstanding: (a) by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock, (b) by each director of the Company, (c) by each of the named executive officers, and (d) by all directors and executive officers of the Company as a group. Each stockholder identified in the table has sole voting and investment power with respect to such stockholder's shares of stock except to the extent that authority is shared by his or her spouse under applicable law or as otherwise noted below. Shares of common stock that are not outstanding but that may be acquired by a person upon exercise of options within 60 days of March 19, 1999 are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. However, such shares are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

                                                                                     SHARES OWNED
                                                                                    BENEFICIALLY(1)
                                                                                -----------------------
NAME                                                                             NUMBER         PERCENT
----                                                                            ---------       -------
T. Rowe Price Associates, Inc.(2)..........................................     4,131,000         12.5%
Putnam Investments, Inc.(3)................................................     3,322,509         10.1%
Golder, Thoma, Cressy Fund III Limited Partnership(4)......................     3,201,921          9.7%
Michael T. Willis(5).......................................................     2,485,011          7.5%
Morgan Stanley Dean Witter, Discover & Co.(6)..............................     2,204,632          6.7%
George W. Fink.............................................................       187,770            *
Edward L. Pierce...........................................................       127,075            *
Peter T. Dameris...........................................................        97,650            *
Kenneth R. Johnsen.........................................................        30,735            *
Charles R. Schneider.......................................................        20,422            *
John T. Turner.............................................................        10,297            *
Charles H. Cotros..........................................................         8,917            *
Donald J. Edwards(7).......................................................         4,250            *
Nuala Beck.................................................................         3,917            *
Joseph M. Grant............................................................         2,000            *
Michael T. Reddy...........................................................             0            *
All directors and executive officers, as a group (14 persons)..............     3,010,909          9.0%

----------

    *  Less than 1%

(1) The shares beneficially owned include shares issuable upon exercise of outstanding options that are exercisable within 60 days of March 19, 1999 as follows: 103,750, 170,800, 120,750, 49,000 and 25,000 shares for Messrs.
     Willis, Fink, Pierce, Dameris and Johnsen, respectively, 2,917 shares for Messrs. Schneider and Turner and Ms. Beck and 1,417 shares for Mr. Cotros.

(2) Includes sole dispositive power for 4,131,000 shares and sole voting power for 423,400 shares. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland, 21202.

(3) Includes Putnam Investments, Inc. ("PI"), Marsh & McLennan Companies, Inc. ("M&MC"), Putnam Investment Management, Inc. ("PIM"), The Putnam Advisory Company, Inc. ("PAC") and Putnam New Opportunities Fund ("PNOF"). The address for each of these companies is One Post Office Square, Boston, Massachusetts, 02109, except M&MC which is 1166 Avenue of the Americas, New York, New York, 10036. PI, has shared voting power for 197,191 shares and shared dispositive power for 3,322,509 shares and which is a wholly-owned subsidiary of M&MC, wholly owns two registered investment advisors: PIM, which is the investment advisor to the Putnam family of mutual funds and has shared dispositive power for 2,997,943 shares and PAC, which is the investment advisor to Putnam's institutional clients and has shared voting power for 197,191 shares and shared dispositive power for 324,566 shares. As part of the Putnam Family of Funds, and the 2,997,943 shares held by PIM, PNOF held 1,626,000 shares. Both PIM and PAC have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and PAC has shared voting power over the shares held by the institutional clients.


(4) Golder, Thoma, Cressey Fund III Limited Partnership's ("GTC III") address is 6100 Sears Tower, Chicago, Illinois, 60606. GTC III, Golder, Thoma, Cressey & Rauner, L.P., Carl D. Thoma, Bryan C. Cressey and Bruce V. Rauner each have shared voting and dispositive power for the shares.

(5) Includes 80,000 shares held by a trust of which Mr. Willis is the trustee. Mr. Willis may be deemed the beneficial owner of the shares held by the trust. The address for Mr. Willis is 4400 Post Oak Parkway, Suite 1100, Houston, Texas, 77027.

(6) Represents shared dispositive power. Accounts managed on a discretionary basis by Morgan Stanley, Dean Witter, Discover & Co. ("Morgan Stanley") are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities. No such account holds more than five percent of the class. The address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(7) Mr. Edwards is a Principal with Golder, Thoma, Cressey, Rauner, Inc., an affiliate of GTC III.


                             EXECUTIVE COMPENSATION

REPORT FROM THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION

     As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals and making recommendations to the Board of Directors with regard to executive compensation.

     The Company's compensation philosophy is to ensure that executive compensation be directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in stockholder value. The Compensation Committee regularly reviews the compensation packages of the Company's executive officers, taking into account factors which it considers relevant, such as business conditions within and outside the industry, the Company's financial performance, the market compensation for executives of similar background and experience and the performance of the executive officer under consideration. The particular elements of the Company's compensation programs for executive officers are described below.

     The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

          (1) To fairly compensate the executive officers of the Company and its subsidiaries for their contributions to the Company's short-term and long-term performance. The elements of the Company's executive compensation program are (a) annual base salaries, (b) annual bonuses and (c) equity incentives.

          (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by companies with which the Company competes for such management personnel.

     In 1998, Michael T. Willis, the Chief Executive Officer of the Company, received an increase in base salary from $450,000 to $500,000. The Compensation Committee determined this salary increase was appropriate based on (1) a review of market salary levels for the Chief Executive Officer among companies similar to the Company, and (2) the Company's performance during the prior year. Mr. Willis' incentive compensation of $700,000 was based solely on the Company's attainment of 1998 earnings per share objectives set at the beginning of the year. Mr. Willis also received options to purchase up to 50,000 shares of the Company's common stock in 1998.

     Section 162(m) of the Internal Revenue Code provides generally that compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible only if paid pursuant to performance-based compensation plans approved by stockholders of the Company. It is the intention of the Compensation Committee to consider the deductibility of compensation in assessing the effectiveness of the Company's executive compensation plans. The Executive Incentive Plan is intended to qualify the Company's bonus plan as performance-based, so that any compensation paid pursuant to the Plan will be deductible for federal income tax purposes.

     The elements of the executive compensation program described above are implemented and periodically reviewed and adjusted by the Compensation Committee. The annual base salaries of the Chief Executive Officer of the Company and the other executive officers are determined based on individual performance, experience and comparison with salaries paid by the Company's industry peers and other companies in similar industries with comparable revenues while linking the payment of compensation to the Company's achievement of certain financial goals. In developing salary recommendations, the Compensation Committee reviewed salaries of similar positions in similarly-sized companies which engage in the Company's business. The Compensation Committee confirmed that the overall compensation packages, including the executive officers' equity ownership in the Company, were consistent with the Compensation Committee's stated objective.

                Compensation Committee of the Board of Directors

                              Charles R. Schneider
                                Charles H. Cotros
                                Donald J. Edwards

NAMED OFFICERS' COMPENSATION

     The following table sets forth, for the year ended December 31, 1998, the annual compensation paid to the Company's Chief Executive Officer and to each of its four most highly compensated executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION AWARDS
                                                                                      --------------------------------------
                                                  ANNUAL COMPENSATION(1)              RESTRICTED     SECURITIES
                                              --------------------------------          STOCK        UNDERLYING      LTIP
     NAME AND PRINCIPAL POSITION(S)           YEAR      SALARY         BONUS           AWARD(S)       OPTIONS       PAYOUTS
  -----------------------------------         ----     ---------     ---------        ----------     ----------    ---------
  Michael T. Willis(2)...............         1998     $ 500,000     $ 700,000                         50,000            --
    Chief Executive Officer                   1997       450,000       450,000                             --            --
                                              1996       350,000       175,000                        187,500            --
  Kenneth R. Johnsen.................         1998       350,000       750,000                         75,000            --
    President and Chief Operating             1997       217,424       375,000                        125,000            --
      Officer
  George W. Fink.....................         1998       344,000       232,200                         20,000            --
    Vice Chairman                             1997       327,750       160,000                         20,000       678,791
                                              1996       285,000       142,500                             --            --
  Peter T. Dameris...................         1998       240,000       345,000                         20,000            --
    Executive Vice President                  1997       200,000       100,000                             --            --
       and Secretary                          1996       175,000        87,500                         90,000            --
  Edward L. Pierce...................         1998       225,000       253,125                         60,000            --
    Senior Vice President and                 1997       175,000        87,500                             --            --
       Chief Financial Officer                1996       150,000        75,000                         30,000            --

----------

(1) Annual Compensation excludes the aggregate value of perquisites as such value is less than either $50,000 or 10% of total annual Salary and Bonus for each Named Officer.

(2) The Company maintains a split-dollar insurance arrangement with Mr. Willis pursuant to which Mr. Willis pays the term life portion of the premiums and the remainder is paid by the Company. The $143,777 paid by the Company during 1998 was not compensation to Mr. Willis and therefore the premium is not included in the table above.

     The following table provides information regarding the grants of stock options during the last fiscal year to the Named Officers. The Company did not grant any stock appreciation rights during the last fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR


                                                                                                         POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED ANNUAL
                                   NUMBER OF         PERCENTAGE OF                                       RATES OF STOCK PRICE
                                   SECURITIES        TOTAL OPTIONS                                     APPRECIATION FOR OPTION
                                   UNDERLYING          GRANTED TO      EXERCISE OR                     ------------------------
                                    OPTIONS           EMPLOYEES IN     BASE PRICE        EXPIRATION              TERM
     NAME                          GRANTED(1)             1998         PER SHARE            DATE          5%              10%
     ----                          ----------        -------------     -----------       ----------    ---------       --------
                                                                                                            (IN THOUSANDS)
     Michael T. Willis.......         50,000               3.3%          $21.38           1/28/08         672            1,704
     Kenneth R. Johnsen......         75,000               4.9            33.59           5/19/08       1,584            4,015
     George W. Fink..........         20,000               1.3            21.38           1/28/08         269              681
     Peter T. Dameris........         20,000               1.3            21.38           1/28/08         269              681
     Edward L. Pierce(2).....         60,000               3.9            21.38           1/28/08         807            2,044

----------

(1) The options vest 20% per year over five years, with the exception of the options granted to Mr. Pierce.

(2) The options granted to Mr. Pierce vest 50% on the first anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

     The following table provides information with respect to aggregate option exercises in the last fiscal year and fiscal year-end option values for the Named Officers. The Company did not grant any stock appreciation rights during the last fiscal year.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES



                                                                  NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS AT
                              SHARES                          OPTIONS AT DECEMBER 31, 1998            DECEMBER 31, 1998(2)
                            ACQUIRED ON    VALUE              ----------------------------         --------------------------
  NAME                       EXERCISE    REALIZED(1)          EXERCISABLE    UNEXERCISABLE         EXERCISABLE  UNEXERCISABLE
  ----                      -----------  -----------          -----------   --------------         -----------  -------------
                                                                                                        (IN THOUSANDS)
  Michael T. Willis.....       None              --               75,000        162,500                 206           490
  Kenneth R. Johnsen....       None              --               25,000        175,000                 131           525
  George W. Fink........       None              --              162,800         36,000               3,196           140
  Peter T. Dameris......       None              --               36,000         74,000                  99           221
  Edward L. Pierce......       None              --               87,750         78,000               1,354           304
----------

(1) Computed based on the difference between the exercise price and the sale price.

(2) Computed based on the difference between the closing price of $25.00 on December 31, 1998, and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of Messrs. Willis, Johnsen, Fink, Dameris and Pierce. The annual base salaries being paid to Messrs. Willis, Johnsen, Fink, Dameris and Pierce are $500,000, $350,000, $344,000, $240,000 and $225,000, respectively, as of December 31, 1998, and the employment agreements provide for periodic salary increases and bonuses in the discretion of the Company and, in some cases, the Company's achievement of certain performance objectives. The employment agreements continue until June 30, 2001, and annually thereafter until terminated by either party. In addition, the employment agreements generally provide for severance benefits equal to one year of base salary in the event of termination upon death or total disability or upon non-renewal after the initial term; two years of base salary in the event of termination without cause or constructive termination; and two years of base compensation plus one year of bonus in the event of a change of control. However, each of the executive officers is subject to a two year non-compete covenant following the termination of their employment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee is currently comprised of Messrs. Schneider, Cotros and Edwards. Mr. Schneider serves as the Chairman of the compensation committee. None of Messrs. Schneider, Cotros and Edwards have been an employee or officer of the Company or any of its subsidiaries during the year. However, Mr. Edwards was an officer of the Company from May through August of 1995.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Mr. Willis owns a firm that provided certain charter aircraft services to the Company in the amount of $179,045 for the year ended December 31, 1998. Mr. Dameris repaid a note to the Company in the original principal amount of $75,000 in December 1998 pursuant to the terms of a Senior Management Agreement. The note was issued in January 1995 in connection with the acquisition of shares of common stock of the Company.

SECTION 16(a) REPORTS

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than 10% of the Company's common stock, to file reports of ownership and changes in ownership with the Commission. To the knowledge of the Company, all of these filing requirements were satisfied by the Company's directors and officers and the 10% stockholders.

COMPARATIVE STOCK PERFORMANCE

     As required by applicable rules of the Commission, set forth below is a performance graph prepared based upon the following assumptions:

          1. $100 was invested on November 8, 1995 (the date the common stock commenced trading on the Nasdaq National Market), in the Company's common stock, the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and a peer group, selected in good faith, comprised of Cambridge Technology Partners, Ciber Inc., Complete Business Solutions, Computer Horizons Corp., Computer Task Group Inc., Keane Inc., Mastech Corp. and Rennaissance Worldwide (the "Current Custom Composite Index"). In addition, included below are comparative total returns for the Company's original peer group which is comprised of Modis Professional Services, Inc., Interim Services, Inc., Kelly Services, Inc., Manpower, Inc. and Norrell Corp. (the "Original Custom Composite Index"). The Original Custom Composite Index is comprised of staffing services businesses. The Company sold its staffing services business in July 1998 and therefore has revised its peer group to reflect its current service offerings.

          2. Dividends are reinvested on the ex-dividend dates.

COMPARATIVE TOTAL RETURNS


           METAMOR WORLDWIDE, INC., THE S&P 500 INDEX AND A PEER GROUP (PERFORMANCE RESULTS FROM NOVEMBER 8, 1995 TO DECEMBER 31, 1998)

                                       8-NOV-95     31-DEC-95    31-DEC-96     31-DEC-97      31-DEC-98
                                       --------     ---------    ---------     ---------      ---------
Metamor                                   100          215          314            351            331
S&P 500 Index                             100          104          128            171            220
Current Custom Composite Index            100          104          217            369            306
Original Custom Composite Index           100          104          124            137            107


                 AVAILABILITY OF ANNUAL REPORT TO STOCKHOLDERS

     Copies of the Company's 1999 Annual Report to Stockholders will be available at the Meeting and will be available without charge to stockholders upon written request to Investor Relations, Metamor Worldwide, Inc., 4400 Post Oak Parkway, Suite 1100, Houston, Texas 77027.

                             STOCKHOLDER PROPOSALS

     Any proposals of holders of the Company common stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company, addressed to the Secretary of the Company at the address set forth below, no later than December 2, 1999, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proponents are requested to submit their proposals by certified mail, return receipt requested. Detailed information for submitting resolutions will be provided upon written request to the Secretary of Metamor, 4400 Post Oak Parkway, Suite 1100, Houston, Texas 77027, attention: Peter T. Dameris, Esq. No stockholder proposals were received for inclusion in this document.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the management of the Company has no knowledge of any business to be presented for consideration at the Meeting other than that described above. If any other business should properly come before the Meeting, shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies by mail will be borne by the Company. Arrangements may be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out of pocket expenses incurred by them in connection therewith. In addition, the Company has retained Georgeson & Company Inc. to perform a proxy search to determine the beneficial owners of the Common Stock as of the Record Date, assist with the solicitation of proxies and to provide certain other services in connection with the Meeting. The Company will pay a fee to such firm of between $10,000 and $20,000, plus reimbursement of expenses, depending on the level of services provided by such firm.

     The information contained in this Proxy Statement in the sections entitled "Report From the Compensation Committee Regarding Executive Compensation" and "Comparative Stock Performance" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                            METAMOR WORLDWIDE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                                        PLEASE MARK YOUR
                                                        VOTES AS IN THIS
                                                        EXAMPLE

    The undersigned appoints Michael T. Willis, Edward L. Pierce and Peter T. Dameris as Proxies, with the power of substitution, and authorizes them to represent and to vote at the Annual Meeting of Stockholders to be held May 20, 1999, or any adjournment thereof, all the shares of common stock of Metamor Worldwide, Inc. held of record by the undersigned on March 19, 1999, as designated below.
--------------------------------------------------------------------------------

1. Election of Directors

        FOR ALL
    NOMINEES LISTED
    AT RIGHT EXCEPT
  AUTHORITY WITHHELD        WITHHOLD        NOMINEES:
       AS TO THE          AUTHORITY TO      Kenneth R. Johnsen
     PERSONS NAMED        VOTE FOR ALL      Michael T. Reddy
     BELOW, IF ANY          nominees        Michael T. Willis
         [  ]                 [  ]

(INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)



                                   FOR    AGAINST   ABSTAIN
2. To approve an amendment to the  [  ]    [  ]      [  ]
   Employee Stock Purchase Plan:
3. To approve an amendment to the  [  ]    [  ]      [  ]
   Long-Term Incentive Plan:
4. To ratify the appointment of    [  ]    [  ]      [  ]
   Ernst & Young LLP as the
   Company's independent auditors
   for the fiscal year ending
   December 31, 1999:
5. The Proxies are authorized to   [  ]    [  ]      [  ]
   vote in their best judgment
   upon such other business as
   may properly be brought before
   the meeting or any
   adjournment(s) thereof.

     This Proxy when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.

                                            Dated
                                           ------------------------------------,
                                            1999

                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                                 Signature if held jointly

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.
                                                           ---------------------
                                                                SEE REVERSE
                                                                   SIDE
                                                           ---------------------